THIS SETTLEMENT AGREEMENT is effective as of the 23rd day of December, 2014.

BETWEEN:

LITHIUM EXPLORATION GROUP, INC., with an office at 3800
North Central Avenue, Suite 820, Phoenix, Arizona, 85012.

(the “Debtor”)
AND:

ALEXANDER R. WALSH with an address at 320 East Fairmont Drive,
Tempe, Arizona 85282.

(the “Creditor”)

WHEREAS:

A.

the Creditor was originally owed an aggregate of $47,537 (the “Debt”) on an interest free basis pursuant to an assignment of debt agreement entered into among the Creditor and Nanuk Warman (the “Creditor”) on December 15, 2010 (the “Assignment Agreement”) regarding the Debt that was advanced by Warman to the Debtor and outstanding as of December 6, 2010 and was assigned to the Creditor payable in full on demand;

B.	the Creditor has demanded repayment of the Debt from the Debtor (the “Demand”); and

C.	the Debtor received the Demand.

NOW THEREFORE THIS SETTLEMENT AGREEMENT WITNESSETH that in consideration for the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.

Extension for Repayment. In exchange for full payment and satisfaction of the Debt of the Creditor, the Debtor agrees to pay and the Creditor agrees to accept as of December 23, 2014 the payment of the Debt in full. After this repayment of the Debt pursuant to the terms of this Agreement, the Company will owe $Nil to the Creditor under the Assignment Agreement.

2.	Governing Law. This agreement and the other documents issued pursuant to this Agreement shall be governed by the internal laws of the State of Arizona.

3.

Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

4.

Entire Agreement. This Agreement and the other documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning such subject matter other than those expressly set forth in this Agreement. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

5.

Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery or telephonic facsimile transmission or three (3) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, and addressed as set forth on the signature pages hereto, unless and until any of such parties notifies the others in accordance with this Section of a change of address.

6.	Amendments. This Agreement may be amended if such amendment is in writing and is signed by the all of the parties hereto.

7.

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.

Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

9.

Assignability; Successors. Each party’s right and liabilities under this Agreement are not assignable or delegable, in whole or in part, without the prior written consent of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the day and year first above written.

LITHIUM EXPLORATION GROUP, INC.

Per:	/s/ Alexander Walsh
Name: Alexander Walsh
Title: President and Director

Signed, sealed and delivered by		)
ALEXANDER WALSH in the presence of:		)
)
)
Signature of Witness		)	/s/ Alexander Walsh
		)	ALEXANDER WALSH
)
Name of Witness		)